UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

BONAMOUR PACIFIC, INC. (Name of Registrant as Specified in its Charter)

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	(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BONAMOUR PACIFIC, INC.
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Bonamour Pacific, Inc.:

This Information Statement is furnished to holders of Common Shares, $.001 par value (the “Common Stock”) of Bonamour Pacific, Inc. (“Bonamour,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that holders of a majority of our Common Stock have approved an amendment to the Company’s Articles of Incorporation that will effect a one-for-one thousand (1-for-1,000) reverse split of the Company’s Common Stock (the “Amendment”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  As described in this Information Statement, the foregoing Amendment was approved  by our Board of Directors (the “Board”) by written consent on June 20, 2012.  Thereafter, two of the stockholders of the Company (the “Consenting Stockholders”), holding a majority of the issued and outstanding Common Stock of the Company, adopted by written consent a resolution effective  June 20, 2012 approving the Amendment.  Such written consent constitutes the only stockholder approval required to amend the Company’s Articles of Incorporation under the Nevada Revised Statutes.  Because the written consent of the Consenting Stockholders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Consenting Stockholders.

The actions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders.  This Information Statement is being mailed on or about July 13, 2012 to stockholders of record on June 20, 2012 (the “Record Date”).

By order of the Board of Directors

/s/ Nathan Halsey

Nathan Halsey President and Chief Executive Officer
Dallas, Texas
July 13, 2012

BONAMOUR PACIFIC, INC.
5190 N. Central Expressway, Suite 900
Dallas, Texas 75206

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about July 13, 2012 to the holders of record at the close of business on June 20, 2012 (the “Record Date”), of the Common Stock of Bonamour Pacific, Inc., a Nevada corporation (“Bonamour,” “we,” “us” or the “Company”), in connection with an action taken by written consent of holders of a majority of our Common Stock in lieu of a meeting to approve an Amendment to Bonamour’s Articles of Incorporation, as further amended to date (the “Articles”), effecting a 1 for 1,000 reverse split of the issued and outstanding shares of Bonamour Common Stock.

The sole member of the Board of Directors (the “Board”) and stockholders owning 31,469,589 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Amendment. The Consenting Stockholders held of record on the Record Date approximately 62.94% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the proposed Amendment. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  Pursuant to NRS 78.390, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about August 2, 2012.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE AMENDMENT

As of the Record Date, there were 50,000,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Amendment, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 25,000,001 shares, was required for approval.

CONSENTING STOCKHOLDERS

On June 20, 2012, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Amendment to the Company’s Articles to effect a 1-for-1,000 reverse split of the issued and outstanding shares of Bonamour Common Stock. In connection with the adoption of this resolution, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On June 20, 2012, the following Consenting Stockholders, who collectively own 31,469,589 shares of the Company’s issued and outstanding Common Stock (approximately 62.94%), consented in writing to the proposed Amendment:

Bon Amour International, LLC	16,638,507 shares representing approximately 33.28%
Kevin B. Halter, Jr.*	14,831,082 shares representing approximately 29.66%

* Kevin B. Halter, Jr. has executed an irrevocable proxy granting Nathan Halsey, individually as Bon Amour International, LLC’s designee, rights to vote shares of Common Stock held by him.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of providing stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under the NRS to dissent or require a vote of all stockholders.

APPROVAL OF THE AMENDMENT TO OUR ARTICLES EFFECTING A 1-FOR-1,000 SHARE REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK

General

Our Board has unanimously approved a proposal to amend Article VI of our Articles to effect a one-for-one thousand reverse stock split of the Company's outstanding Common Stock.  The Consenting Stockholders have also approved this Amendment.  The text of the Amendment is set forth in the Certificate of Amendment to Articles of Incorporation of Bonamour Pacific, Inc. attached to this Information Statement as Appendix A.

The Amendment provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each one thousand shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the Amendment will be converted automatically into one shares of our post-reverse stock split Common Stock. Fractional shares and "odd lots" of less than 100 shares of Common Stock will not be issued. Instead, we will issue one hundred full shares of our post-reverse stock split Common Stock to any stockholder who would have been entitled to receive a fractional share or an "odd lot" of less than 100 shares of Common Stock as a result of the reverse stock split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as he did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares and "odd lots" of less than 100 shares. The Amendment does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Stock Split

The primary purposes of the reverse stock split are to:

•  increase the per share price of our Common Stock; and
•  provide the Company with the flexibility to issue additional shares to facilitate future stock acquisitions   and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the reverse stock split is expected to increase the market price of the Common Stock to a level above the current market trading price.

While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

Our Common Stock is currently quoted on the OTC Market Groups, Inc. OTCQB under the symbol “BONP.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans.

Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock." Because our Common Stock is presently classified as a "penny stock," prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the reverse stock split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many stockbrokers are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The reverse stock split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

Furthermore, as a result of the reverse stock split, there will be a reduction in the number of shares of Common Stock issued and outstanding, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. These additional available shares could be used for any proper corporate purpose approved by the Board including, among others, future acquisitions and financing transactions.

For the above reasons, the Board believes that the reverse stock split is in the best interests of Bonamour and the stockholders. However, there can be no assurances that the reverse stock split will have the desired consequences.

Effects of the Reverse Stock Split

The reverse stock split will be effected by filing the Amendment with the Secretary of State of the State of Nevada and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about August 2, 2012.  However, the actual timing of the filing will be determined by our management based upon their evaluation as to when the filing will be most advantageous to the Company and our stockholders. We reserve the right to forego or postpone filing the Amendment if we determine that action to be in the best interests of Bonamour and the stockholders.

We are currently authorized to issue 500,000,000 shares of Common Stock of which 50,000,000 shares were issued and outstanding at the close of business on the Record Date. Adoption of the reverse stock split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The reverse stock split also will have no effect on the par value of the Common Stock.

The effect of the reverse stock split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by one thousand, adjusted for any fractional shares or "odd lots" of less than 100 shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that owns fewer than one hundred thousand shares of Common Stock will receive one hundred whole shares of Common Stock as a result of the reverse stock split.

Each stockholder's percentage ownership interest in the Company and proportional voting power will change due to adjustments for fractional shares or "odd lots" of less than 100 shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

As soon as practicable after the Amendment is filed, we will cause a letter of transmittal to be forwarded to each holder of record of shares of our Common Stock outstanding as of such date. The letter of transmittal will contain instructions for the surrender of certificates representing shares of pre-reverse stock split Common Stock to our transfer agent in exchange for certificates representing the number of whole shares of post-reverse stock split Common Stock into which the shares of pre-reverse stock split common stock have been converted as a result of the reverse stock split.

CERTIFICATES SHOULD NOT BE SENT TO US OR THE TRANSFER AGENT BEFORE RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM US.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-reverse stock split Common Stock to the transfer agent and receives in return a certificate representing shares of post-reverse stock split Common Stock, such stockholder's pre-reverse stock split Common Stock shall be deemed equal to the number of whole shares of post-reverse stock split Common Stock to which such stockholder is entitled as a result of the reverse stock split.

Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects

Adoption of the reverse stock split will reduce the shares of Common Stock outstanding but will not affect the number of authorized shares of Common Stock. As such, additional shares would be available for issuance from time to time for business purposes as reasonably determined by the Board, without the necessity of soliciting further stockholder approval.

If the Board issues additional shares, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, and such dilution could be substantial. Although we continually examine potential opportuinties that may involve issuance of additional Common Stock, we have no current plans or arrangements to issue any additional shares of Common Stock.

The significant increase in the proportion of unissued authorized shares to issued shares after the reverse stock split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company).

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive 100 whole shares of Common Stock in lieu of a fractional share or "odd lots" of less than 100 shares. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except for those stockholders receiving 100 whole shares of Common Stock in lieu of a fractional share or "odd lots" of less than 100 shares (as described below). The holding period for shares of Common Stock after the reverse stock split will include the holding period of shares of Common Stock before the reverse stock split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split, excluding the basis of fractional shares and "odd lots" of less than 100 shares.

A stockholder who receives 100 whole shares of Common Stock in lieu of a fractional share or "odd lots" of less than 100 shares generally may recognize gain in an amount not to exceed the excess of the fair market value of such 100 whole shares over the fair market value of the fractional share or "odd lots" of less than 100 shares to which the stockholder was otherwise entitled.

CHANGE IN CONTROL TRANSACTION

The BAI Acquisition Transaction

On June 23, 2011, Pam J. Halter, the Company, and Bon Amour International, LLC (“BAI”) executed a Stock Purchase Agreement, pursuant to which BAI purchased 6,837,837 shares of Company Common Stock from Ms. Halter.

On June 23, 2011, the Company also executed an additional Stock Purchase Agreement with BAI, pursuant to which BAI purchased an additional 11,162,163 newly issued shares of Company Common Stock for a purchase price of $220,000.

As a result of the Purchase Agreements described above, BAI acquired an aggregate of 18,000,000 shares, representing approximately 36% of the outstanding Common Stock of the Company.  Nathan Halsey is the sole Manager, Chief Executive Officer and President of BAI. BAI acquired the shares using funds from its working capital. In connection with the transactions consummated under the Purchase Agreements, (1) Pam J. Halter resigned as the Company’s sole officer and Nathan Halsey was appointed as the President and Chief Executive Officer of the Company effective June 23, 2011, (2) Ms. Halter tendered her resignation as the Company’s sole director and appointed Nathan Halsey as the new sole director of the Company, which became effective July 7, 2011, (3) the parties agreed that the Articles of Incorporation of the Company would be promptly amended to increase the shares of Common Stock authorized for issuance by the Company from 50,000,000 to 500,000,000 shares (the “Additional Authorization Amendment”), (4) Ms. Halter agreed to vote all shares held by her by written consent to approve the Additional Authorization Amendment, (5) the parties acknowledged and agreed that upon effectiveness of the Additional Authorization Amendment, the Company would issue and sell additional shares of Common Stock to BAI in consideration of its contribution of certain assets to the Company, and upon issuance thereof, BAI would obtain a controlling interest in the issued and outstanding shares of Company Common Stock (the “Additional Issuance”), and (6) Ms. Halter agreed to vote her shares of Common Stock to elect and qualify a Board consisting of one person nominated by BAI until such time as the Additional Issuance is consummated.

In furtherance of the transactions, Pam J. Halter and Kevin B. Halter, Jr., who acquired 14,831,081 shares of Company Common Stock from Pam J. Halter, have both executed irrevocable proxies granting Nathan Halsey, individually as BAI’s designee, rights to vote shares of Common Stock held by them to enforce BAI’s rights under the Purchase Agreements.

On June 23, 2011, in connection with the transactions resulting in a change in control of the Company, the Company relocated its principal offices to 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206, in office space leased by BAI, the Company’s principal stockholder. BAI provides office space to the Company at no charge. This arrangement can be terminated at any time by the Company or BAI.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of June 8, 2012, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group.   The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose.  This table is based upon information derived from our stock records.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Except as otherwise listed below, the address of each person is c/o Bonamour Pacific, Inc., 5190 N. Central Expressway, Suite 900, Dallas, Texas 75206. Except as set forth below, applicable percentages are based upon 50,000,000 shares of Common Stock outstanding as of June 8, 2012.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	All Executive Officers and Directors as a Group (1 person)	46,300,670	92.60%
Common Stock	Bon Amour International, LLC (1)(2)(3)	46,300,670	92.60%
Common Stock	Nathan W. Halsey (1)(2)(3) Officer and Director	46,300,670	92.60%
Common Stock	Kevin B. Halter, Jr. (2) 1126 Whispering Oaks Drive Desoto, TX 75115	14,831,081	29.66%
Common Stock	Pam J. Halter (3) 1126 Whispering Oaks Drive Desoto, TX 75115	14,831,082	29.66%

(1) Represents 16,638,507 shares held in the name of BAI, 14,831,081 shares held by Kevin B. Halter, Jr. for which BAI holds and irrevocable proxy, and 14,831,082 shares held by Pam J. Halter for which BAI holds and irrevocable proxy. By virtue of his relationship with BAI, as an equity holder and its sole Manager and officer, the shares of Common Stock owned by BAI may be deemed indirectly beneficially owned by Mr. Halsey. Mr. Halsey disclaims beneficial ownership of such shares.

(2) By virtue of his relationship with BAI, as an equity holder and its sole Manager and officer, Mr. Halsey holds an irrevocable proxy to vote shares held by Mr. Halter on BAI’s behalf, and therefore the shares of Common Stock owned by Mr. Halter may be deemed indirectly beneficially owned by both BAI and Mr. Halsey.  BAI and Mr. Halsey disclaim beneficial ownership of such shares.

(3) By virtue of his relationship with BAI, as an equity holder and its sole Manager and officer, Mr. Halsey holds an irrevocable proxy to vote shares of Common Stock owned by Ms. Halter on BAI’s behalf, and therefore the shares of common stock owned by Ms. Halter may be deemed indirectly beneficially owned by both BAI and Mr. Halsey.  BAI and Mr. Halsey disclaim beneficial ownership of such shares.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO THE AMENDMENT EFFECTING THE REVERSE STOCK SPLIT.  NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED.  THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nathan Halsey
Nathan Halsey
President and Chief Executive Officer

Dallas, Texas
July 13, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bonamour Pacific, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

See Attachment A

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 31,469,589

4. Effective date and time of filing: (optional) Date: August 2, 2012 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Attachment A

Article VI of the Corporation’s Articles of Incorporation is hereby amended to add the following paragraph:

C. On the date that this Certificate of Amendment is filed with the Secretary of State of the State of Nevada (the "Effective Date"), every thousand (1,000) Common Shares  of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Common Stock") will automatically be converted into one (1) Common Share, having a par value of one-tenth of a cent ($.001) per share (the "New Common Stock") of the Corporation. No fractional shares and no "odd lots" of less than 100 shares of Common Shares will be issued, and in lieu thereof, each holder of Common Shares whose aggregate shares of Old Common Stock held in one name or account immediately prior to the Effective Date are fewer than one thousand (1,000) shares and/or are not evenly divisible by one thousand (1,000) shall receive one hundred (100) full shares of New Common Stock in exchange for such fractional share or resulting “odd lot” of less than 100 shares.